As filed with the Securities and Exchange Commission on August 3, 2009
Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S–8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIME WARNER CABLE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1496755
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

60 Columbus Circle
New York, New York 10023
(Address of Principal Executive Offices, including zip code)
TWC SAVINGS PLAN
(Full Title of the Plan)

Marc Lawrence-Apfelbaum, Esq.
Executive Vice President, General Counsel and Secretary
Time Warner Cable Inc.
60 Columbus Circle
New York, New York 10023
(212) 364-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $0.01 par value per share	4,500,000	$33.16	$149,220,000	$8,326.48

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above consists of the aggregate number of shares that may be purchased and/or issued pursuant to the TWC Savings Plan, as amended from time to time (the “Savings Plan”). The maximum number of shares that may be purchased and/or issued pursuant to the Savings Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Savings Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be purchased and/or issued pursuant to the Savings Plan after the operation of any such anti-dilution and other provisions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

(2)	Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and (h) under the Securities Act based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on July 29, 2009, which was $33.16 per share.

EXPLANATORY NOTE
     Time Warner Cable Inc. (the “Company”) hereby files this Registration Statement on Form S-8 relating to shares of its Common Stock issuable under the Savings Plan.
     This Registration Statement relates to 4,500,000 shares of Common Stock and an indeterminate amount of interests issuable under the Savings Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
ITEM 2. COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
     The Company will furnish without charge to each participant in the Savings Plan, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Time Warner Cable Inc., 60 Columbus Circle, New York, New York 10023, Attention: Investor Relations; telephone number (212) 364-8200.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents previously filed with the Commission by the Company (File No. 001-33335), or as otherwise indicated, are hereby incorporated by reference in this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filing date February 20, 2009) (the “2008 Form 10-K”).

(b)	The Company’s Current Reports on Form 8-K dated:
February 13, 2009 (filing date February 18, 2009);
February 25, 2009 (filing date February 26, 2009);
March 7, 2009 (filing date March 12, 2009);
March 12, 2009 (filing date March 13, 2009);
March 23, 2009 (filing date March 26, 2009);
June 24, 2009 (which recasts certain information in the 2008 Form 10-K) (filing date June 24, 2009); and
June 24, 2009 (filing date June 29, 2009).
(c)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (filing date April 29, 2009) and June 30, 2009 (filing date July 29, 2009).

(d)	The Annual Report on Form 11-K of the Savings Plan for the year ended December 31, 2008 (filing date June 26, 2009).

(e)	The description of the Company’s Common Stock incorporated by reference into Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 12, 2009 and any amendment or report filed for the purpose of updating such description.
     In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
     Not Applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of such Section 145.
     The Company’s certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not limit or eliminate the Company’s rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, the Company’s by-laws provide that the Company will indemnify each director and officer and may indemnify employees and agents, as determined by the Company’s board, to the fullest extent provided by the laws of the State of Delaware.
     The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware Corporation Law and the Company’s certificate of incorporation and by-laws.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     Reference is made to Item 9 of the undertakings with respect to indemnification for liabilities arising under the Securities Act.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not Applicable.

ITEM 8. EXHIBITS.
     The Company hereby undertakes that it will submit or has submitted the Savings Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT

4.1	Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on March 12, 2009 (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 12, 2009 (the “March 2009 Form 8-A”)).

4.2	Amendment to the Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc. (incorporated by reference to Exhibit 3.2 to the March 2009 Form 8-A).

4.3	By-laws of the Company, effective as of March 12, 2009 (incorporated by reference to Exhibit 3.3 to the March 2009 Form 8-A).

5*	Opinion of Susan A. Waxenberg, Esq., Vice President & Assistant Chief Counsel, Corporate.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Susan A. Waxenberg, Esq., Vice President & Assistant Chief Counsel, Corporate (included in the opinion filed as Exhibit 5).

24.1*	Powers of Attorney.

24.2*	Powers of Attorney (for the Administrative Committee of the Savings Plan).

*	Filed herewith.
ITEM 9. UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Time Warner Cable Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2009.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the following capacities and on August 3, 2009.

Signatures	Title

*
Glenn A. Britt	Director, Chairman, President and Chief Executive
Officer (principal executive officer)

/s/ Robert D. Marcus
Robert D. Marcus	Senior Executive Vice President and Chief Financial
Officer (principal financial officer)

/s/ William F. Osbourn
William F. Osbourn	Senior Vice President and Controller (controller
and principal accounting officer)

*
Carole Black	Director

*
Thomas H. Castro	Director

*
David C. Chang	Director

*
James E. Copeland, Jr.	Director

*
Peter R. Haje	Director

*
Donna A. James	Director

*
Don Logan	Director

Signatures	Title

*
N.J. Nicholas, Jr.	Director

*
Wayne H. Pace	Director

*
Edward D. Shirley	Director

*
John E. Sununu	Director

By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Attorney-in-Fact

*	Pursuant to Powers of Attorney dated as of July 30, 2009

     Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the TWC Savings Plan (the persons who administer the TWC Savings Plan on behalf of Time Warner Cable Inc.) have duly caused this registration statement to be signed on their behalf by the undersigned thereunto duly authorized in the City of New York, State of New York on August 3, 2009.

TWC SAVINGS PLAN
By:	/s/ Tomas Mathews
	Name:	Tomas Mathews
	Title:	Chair, Administrative Committee

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 3, 2009 in the capacities indicated.
     Members of the Committee administering the TWC Savings Plan.
Tomas Mathews (chair)
Patricia Berry
Steve Hershfield
Michael Stravino

By:	/s/ Tomas Mathews
	Name:	Tomas Mathews
	Title:	Attorney-in-Fact (pursuant to powers of attorney dated as of July 30, 2009)

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT

4.1	Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on March 12, 2009 (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 12, 2009 (the “March 2009 Form 8-A”)).

4.2	Amendment to the Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc. (incorporated by reference to Exhibit 3.2 to the March 2009 Form 8-A).

4.3	By-laws of the Company, effective as of March 12, 2009 (incorporated by reference to Exhibit 3.3 to the March 2009 Form 8-A).

5*	Opinion of Susan A. Waxenberg, Esq., Vice President & Assistant Chief Counsel, Corporate.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Susan A. Waxenberg, Esq., Vice President & Assistant Chief Counsel, Corporate (included in the opinion filed as Exhibit 5).

24.1*	Powers of Attorney.

24.2*	Powers of Attorney (for the Administrative Committee of the Savings Plan).

*	Filed herewith.